OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

March 18, 1996 (as updated through April 20, 2011)

1.     The Plan. This Plan is the written multiple class plan for each of (i) the open-end management investment companies and (ii) the closed-end management investment company or companies permitted by exemptive order to offer multiple classes of shares on the proviso that they comply with the Rule (as defined below) (individually a “Fund” and collectively the “Funds”), named on Exhibit A hereto, which exhibit may be revised from time to time, for OppenheimerFunds Distributor, Inc. (the “Distributor”), the general distributor of shares of the Funds and for OppenheimerFunds, Inc. (the “Advisor”), the investment advisor of the Funds. In instances where such investment companies issue shares representing interests in different portfolios (“Series”), the term “Fund” and “Funds” shall separately refer to each Series. This Plan is the written plan contemplated by Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940 (the “1940 Act”), pursuant to which the Funds may issue multiple classes of shares. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Rule.

2.     Similarities and Differences Among Classes. Each Fund offering shares of more than one class agrees that each class of that Fund:

(1)(i) shall have any service plan or distribution and service plan (“12b-1 Plan”) apply separately to any class whose shares are subject to such Plan, and such class shall pay all of the expenses incurred pursuant to that arrangement; and (ii) may pay a different share of expenses (“Class Expenses”) if such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than that of other classes. Class Expenses are those expenses specifically attributable to the particular class of shares, namely (a) 12b-1 Plan fees, (b) transfer and shareholder servicing agent fees and administrative service fees, (c) shareholder meeting expenses, (d) SEC registration fees for Funds organized as corporations and (e) any other incremental expenses subsequently identified that should be allocated to one class which shall be approved by a vote of that Fund’s Board of Directors, Trustees or Managers (the “Directors”). Expenses identified in Items (c) through (e) may involve issues relating either to a specific class or to the entire Fund; such expenses constitute Class Expenses only when they are attributable to a specific class. Because Class Expenses may be accrued at different rates for each class of a single Fund, dividends distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.

(2) shall have exclusive voting rights on any matters that relate solely to that class’s arrangements, including without limitation voting with respect to a 12b-1 Plan for that class;

(3) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class;

(4) may have a different arrangement for shareholder services, including different sales charges, redemption fees, sales charge waivers, purchase and redemption features, exchange privileges, loan privileges, the availability of certificated shares and/or conversion features; and

(5) shall have in all other respects the same rights and obligations as each other class.

3.     Allocations of Income, Capital Gains and Losses and Expenses. The methodologies and procedures for allocating capital gains and losses, fees and expenses, as set forth in the most current version of the report captioned “Methodology for Net Asset Value (NAV) and Dividend and Distribution Determinations for Oppenheimer Funds with Multiple Classes of Shares” are re-approved. Income, realized and unrealized capital gains and losses, and expenses of each Fund other than Class Expenses allocated to a particular class shall be allocated to the respective class on the basis of the net asset value of that class in relation to the net asset value of that Fund, except as follows: for Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare dividends from net investment income on a daily basis, such allocations shall be made on the basis of relative net assets (settled shares) [net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable] in relation to the net assets of that Fund or such other method as determined by a majority of independent Directors in compliance with Section (c)(1)(v) of the Rule.

4.     Expense Waivers and Reimbursements. From time to time the Advisor or the Fund’s transfer and shareholder servicing agent may voluntarily undertake to (i) waive any portion of the management fee and/or transfer and shareholder servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its classes, but is not required to do so or to continue to do so for any period of time. The Advisor shall provide a quarterly report to the Directors of Fund expense reimbursements to disclose any reimbursements that are not equal for all classes of the same Fund.

5.     Automatic Conversions of Shares. Any Fund may offer a conversion feature whereby shares of one class (“Purchase Class Shares”) will convert automatically to shares of another class (“Target Class Shares”) of that Fund, after being held for a requisite period (“Matured Purchase Class Shares”), pursuant to the terms and conditions of that Fund’s Prospectus and/or Statement of Additional Information. Such terms and conditions may provide for that time period to vary for Purchase Class Shares (i) afforded different shareholder privileges or other features, (ii) issued by different Funds, and/or (iii) issued on different dates. Upon conversion of Matured Purchase Class Shares, all Purchase Class Shares of that Fund acquired by reinvestment of dividends or distributions of such Matured Purchase Class Shares shall also be converted at that time. Purchase Class Shares will convert into Target Class Shares of that Fund on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge. The conversion feature shall be offered for so long as (i) the expenses to which Target Class Shares of a Fund are subject, including payments authorized under that Fund’s Target Class 12b-1 plan, are not higher than the expenses of Purchase Class Shares of that Fund, including payments authorized under that Fund’s Purchase Class 12b-1 plan; (ii) there continues to be available a ruling from the Internal Revenue Service (“IRS”) revenue procedure or other IRS ruling or regulation, or an opinion of counsel or an opinion of an auditing firm serving as tax adviser, to the effect that the conversion of Purchase Class Shares to Target Class Shares does not constitute a taxable event for the holder; and (iii) if shareholders of Target Class Shares of a Fund, but not shareholders of Purchase Class Shares of that Fund, approve any increase in expenses allocated to the Target Class for shareholder services or distribution (including payments authorized under that Fund’s Target Class 12b-1 plan), that Fund will establish a new class of shares (“New Target Class Shares”) and shall take such other action as is necessary to provide that existing Purchase Class Shares are exchanged or converted into New Target Class Shares, identical in all material respects to Target Class Shares as they existed prior to implementation of the proposal to increase expenses, no later than the date such shares previously were scheduled to convert into Target Class Shares.

6.     Voluntary Conversions of Shares. Any Fund may offer a conversion feature whereby shares of one class of a Fund may be voluntarily converted to shares of another class of the same Fund at the shareholder’s election, provided that the shareholder meets the eligibility requirements for that class of shares (as described in the Fund’s Prospectus and/or Statement of Additional Information). If a shareholder who converted under this paragraph no longer meets the eligibility requirements for that class of shares, the Fund may convert the shareholder’s class of shares back to the original class of shares, or to another class of shares for which the shareholder is eligible to invest, with such conversion to be made only upon prior notice to the shareholder. Any conversions under this paragraph will occur at the respective net asset values of the two classes, without the imposition of any sales load, fee or other charge.

7.     Disclosure. The classes of shares to be offered by each Fund, and the initial, asset-based or contingent deferred sales charges and other material distribution arrangements with respect to such classes, shall be disclosed in the Prospectus and/or Statement of Additional Information used to offer that class of shares. Such Prospectus and/or Statement of Additional Information shall be supplemented or amended to reflect any change(s) in classes of shares to be offered or in the material distribution arrangements with respect to such classes.

8.     Independent Audit. The methodology and procedures for calculating the net asset value, dividends and distributions of each class shall be reviewed at least annually by an independent auditor (or independent auditing firm) as part of a report reviewing the policies and procedures placed in operation and testing the operating effectiveness as defined and described in relevant accounting standards.

9.     Offers and Sales of Shares. The Distributor will maintain compliance standards as to when each class of shares may appropriately be sold to particular investors, and will require all persons selling shares of the Funds to agree to conform to such standards.

10.     Rule 12b-1 Payments. The Treasurer of each Fund shall provide to the Directors of that Fund, and the Directors shall review, at least quarterly, the written report required by that Fund’s 12b-1 Plan, if any. The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii) the purposes for which such expenditures were made and (iii) the amount of the Distributor’s unreimbursed distribution costs (if recovery of such costs in future periods is permitted by that 12b-1 Plan), taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.
10.     Conflicts. On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts among the interests of the classes. The Advisor and the Distributor will be responsible for reporting any potential or existing conflicts to the Directors. In the event a conflict arises, the Directors shall take such action as they deem appropriate.

11.

Effectiveness and Amendment. This Plan takes effect for each Fund as of the date of adoption shown below for that Fund, whereupon the open-end Funds are released from the terms and conditions contained in their respective exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32), 2(a)(35), 18(f), 18(g), 18(i), 22(c) and 22(d) of the 1940 Act and Rule 22c-1 thereunder, or from their respective previous multiple class plan.[1] This Plan has been approved by a majority vote of the Board of each Fund and of each Fund’s Board members who are not “interested persons” (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements relating to the Plan (the “Independent Trustees”) of each Fund at meetings called for Oppenheimer Funds listed on Exhibit A, in each case for the purpose of voting on this Plan. Prior to that vote, (i) each Board was furnished with the methodology used for net asset value and dividend and distribution determinations for the Funds, and (ii) majority of each Board and its Independent Trustees determined that the Plan as proposed to be adopted, including the expense allocation, is in the best interests of each Fund as a whole and to each class of each Fund individually. Thereafter, this Plan has been approved at least annually by a majority of each Board of the Oppenheimer Funds listed on Exhibit A hereto, including a majority of the Independent Trustees of such Funds. Prior to any material amendment to the Plan, each Board shall request and evaluate, and the Distributor shall furnish, such information as may be reasonably necessary to evaluate such amendment, and a majority of each Board and its Independent Trustees shall find that the Plan as proposed to be amended, including the expense allocation, is in the best interest of each class, each Fund as a whole and each class of each Fund individually. No material amendment to the Plan shall be made by any Fund’s Prospectus or Statement of Additional Information or a supplement to either of the foregoing, unless such amendment has first been approved by a majority of the Fund’s Board and its Independent Trustees.

12.     Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations under this Plan of each Fund that is organized as a Massachusetts business trust are not binding upon any Trustee or shareholder of such Fund personally, but bind only that Fund and the Fund’s property. The Distributor represents that it has notice of the provisions of the Declarations of Trust of such Funds disclaiming shareholder and Trustee liability for acts or obligations of the Funds.

Approvals:

Approved by the New York Board of the Oppenheimer Funds on May 12, 2011.

Approved by the Denver Board of the Oppenheimer Funds on May 18, 2011.

                                                  Exhibit A

New York Oppenheimer Funds

Oppenheimer Absolute Return Fund
Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring SMA International Bond Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Master International Value Fund, LLC
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Trust, consisting of the following three series:

Oppenheimer New Jersey Municipal Fund

Oppenheimer Pennsylvania Municipal Fund

Oppenheimer Rochester National Municipals

Oppenheimer Municipal Fund, consisting of the following series:

Oppenheimer Limited Term Municipal Fund

Oppenheimer Portfolio Series, consisting of the following four funds:

Conservative Investor Fund

Moderate Investor Fund

Equity Investor Fund

Active Allocation Fund

Oppenheimer Quest For Value Funds, consisting of the following 3 series:

Oppenheimer Global Allocation Fund

Oppenheimer Quest Opportunity Value Fund

Oppenheimer Small- & Mid- Cap Value Fund

Oppenheimer Quest International Value Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Intermediate Term Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Short Term Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Series Fund, Inc., consisting of the following series:

Oppenheimer Value Fund

Oppenheimer Small- & Mid-Cap Growth Fund
Oppenheimer Transition 2010 Fund
Oppenheimer Transition 2015 Fund
Oppenheimer Transition 2020 Fund
Oppenheimer Transition 2025 Fund
Oppenheimer Transition 2030 Fund
Oppenheimer Transition 2040 Fund
Oppenheimer Transition 2050 Fund
Oppenheimer U.S. Government Trust
Rochester Fund Municipals
Rochester Portfolio Series, consisting of the following series:

Limited-Term New York Municipal Fund

Denver Board Oppenheimer Funds

Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Corporate Bond Fund
Oppenheimer Currency Opportunities Fund
Oppenheimer Emerging Markets Debt Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Global Strategic Income Fund
Oppenheimer Integrity Funds (consisting of the following series:)

Oppenheimer Core Bond Fund

Oppenheimer International Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc. (consisting of the following series:)

Oppenheimer Main Street Fund

Oppenheimer Main Street Select Fund
Oppenheimer Main Street Small- & Mid-Cap Fund
Oppenheimer Master Event-Linked Bond Fund, LLC
Oppenheimer Master Inflation Protected Securities Fund, LLC
Oppenheimer Master Loan Fund, LLC
Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Trust III (consisting of the following series:)

Oppenheimer Principal Protected Main Street Fund III

Oppenheimer Senior Floating Rate Fund
Oppenheimer Short Duration Fund

Oppenheimer Variable Account Funds (consisting of the following series:)

Oppenheimer Balanced Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Core Bond Fund VA

Oppenheimer Global Securities Fund/VA

Oppenheimer Global Strategic Income Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Main Street Small Cap Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Small- & Mid-Cap Growth Fund/VA

Oppenheimer Value Fund VA

Panorama Series Fund, Inc. (consisting of the following series):

Growth Portfolio

Total Return Portfolio

Oppenheimer International Growth Fund/VA

1. The exemptive applications include Oppenheimer Management Corp. et al., Release IC-19821, 10/28/93 (notice) and Release IC-19894, 11/23/93 (order), and Quest for Value Fund, Inc. et al., Release IC-19605, 7/30/93 (notice) and Release IC-19656, 8/25/93 (order). Plans were initially adopted by the Denver Oppenheimer Funds on October 24, 1995, by the New York OppenheimerFunds on October 5, 1995, by the Quest Oppenheimer Funds on November 28, 1995, by the Rochester Oppenheimer Funds on January 10, 1996, by the Connecticut Mutual Oppenheimer Funds on February 26, 1996, which took effect March 18, 1996, and were subsequently adopted by each Oppenheimer Fund that commenced operations after that date of approval, as of the commencement of operation of that new fund.